Exhibit 5.1

Ball Corporation

10 Longs Peak Drive

Broomfield, Colorado 80021-2510

February 26, 2009

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President and General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Subsidiary Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (a) senior or subordinated debt securities of the Company, which may be issued in one or more series (the “Debt Securities”); (b) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by subsidiaries of the Company, including guarantees of the Debt Securities by the subsidiaries of the Company incorporated or formed pursuant to the laws of the States of Delaware and listed on Schedule I hereto (the “Delaware Subsidiary Guarantors”) and the subsidiaries of the Company incorporated pursuant to the laws of the States of Colorado and listed on Schedule II hereto (the “Colorado Subsidiary Guarantors” and, together with the Delaware Subsidiary Guarantors, the “Subsidiary Guarantors”); (c) shares of the Company’s common stock, without par value (the “Common Stock”); (d) shares of the Company’s preferred stock, without par value, to be issued in one or more series (the “Preferred Stock”); and (e) warrants to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Warrants”), with an indeterminate principal amount or number of securities of each identified class being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of any such securities to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Any Debt Securities are to be issued pursuant to the Indenture, dated March 27, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly know as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement (the “Indenture”). The Debt Securities, the Subsidiary Guarantees, the Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(1)                                  the Registration Statement;

(2)                                  the Indenture;

(3)                                  (a) the articles of incorporation of the Company (the “Articles”) and of each Colorado Subsidiary Guarantor, as amended to date and in effect on the date hereof, and (b) the bylaws of the Company (the “Bylaws”) and of each Colorado Subsidiary Guarantor, as amended to date and in effect on the date hereof;

(4)                                  certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities and related matters; and

(5)                                  a specimen certificate evidencing the Common Stock.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Colorado Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent I have opined on such matters below) the validity and binding effect thereof on such parties. I have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. I have assumed that the Company and the Delaware Subsidiary Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Company and the Delaware Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, I have also assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities, any Warrant Agreement (as defined below) to be entered into in connection with the issuance of Warrants and the Securities, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (2) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. I have also assumed that the choice of New York law to govern the Indenture and the Subsidiary Guarantees is a valid and legal provision. I have also assumed that (1) the Indenture was duly authorized, executed and delivered by the Trustee; (2) any stock certificates evidencing any shares of Preferred Stock to be issued pursuant to the Registration Statement will be in a form that complies with, and the terms of such shares of Preferred Stock will be duly established in accordance with, the Indiana Business Corporation Law, as amended (the “IBCL”); and (3) any stock certificates evidencing any shares of Common Stock to be issued pursuant to the Registration Statement will conform to the specimen certificate which I examined and will be duly executed and delivered. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of the Company and others.

My opinions set forth below are limited to the corporate laws of the States of Delaware, Indiana and Colorado and those laws, rules and regulations of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. I am a member of the Bar in the State of Colorado, and I have relied as to matters of Indiana law on the opinion of Robert W. McClelland, Associate General Counsel of the Company, dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement and I have relied as to matters of Delaware and New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and to be filed as Exhibit 5.3 to the Registration Statement. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)                                  With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (b) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (e) any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (g) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable, (v) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

(2)                                  With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Offered Debt Securities (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) any supplemental indenture in respect of such Offered Subsidiary Guarantee has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee; and (g) the Offered Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

(3)                                  With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Shares, the consideration to be received therefor and related matters; (e) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Articles (as then in effect) and Bylaws (as then in effect); and (f) certificates in the form required under the IBCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof, if any. In rendering the opinion set forth in this Paragraph 3, I have assumed that, at the time of issuance of any Offered Common Shares, (i) the Articles, the Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

(4)                                  With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a articles of amendment to the Articles for such Offered Preferred Shares (the “Designation Amendment”) in accordance with the applicable provisions of the IBCL; (e) the filing of the Designation Amendment with the Secretary of State of the State of Indiana has duly occurred; (f) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), including the Designation Amendment relating to the Offered Preferred Shares, and the Bylaws (as then in effect); and (g) certificates in the form required under the IBCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof, if any. In rendering the opinion set forth in this Paragraph 4, I have assumed that, at the time of issuance of any Offered Preferred Shares, (i) the Articles, the Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Preferred Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

(5)                                  With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the

Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Offered Warrants and the Securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (e) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (f) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto; (g) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), the Bylaws (as then in effect) and the Warrant Agreement; and (h) the Offered Warrants are duly executed, countersigned and registered in accordance with the Warrant Agreement and duly delivered upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) public policy considerations which may limit the rights of parties to obtain remedies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Charles E. Baker

Charles E. Baker
Vice President and General Counsel

Schedule I
Delaware Subsidiary Guarantors

Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Delaware Holdings, LLC
Ball Metal Food Container Corp.
Ball Metal Food Container, LLC
Ball Pan-European Holdings, Inc.
BG Holdings I, Inc.
BG Holdings II, Inc.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.

Schedule II
Colorado Subsidiary Guarantors

Ball Metal Beverage Container Corp.
Ball Metal Packaging Sales Corp.
Ball Packaging Corp.
Ball Plastic Container Corp.
Ball Technologies Holdings Corp.
Efratom Holding, Inc.
Metal Packaging International, Inc.

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